EXHIBIT 99.1

Standard Parking Corporation to Release Fourth Quarter and Full Year 2009 Results on March 10, 2010

CHICAGO, Feb. 26, 2010 (GLOBE NEWSWIRE) -- Standard Parking Corporation (Nasdaq:STAN) today announced that it expects to release fourth quarter and full year 2009 earnings on Wednesday, March 10, 2010 after the close of market. On Thursday, March 11, 2010, the Company will host a conference call at 10:00 AM (Central Time) that can be accessed via webcast at www.standardparking.com.

To listen to the live call, individuals are directed to the investor relations section of the company's website, www.standardparking.com, at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, replays will be available shortly after the call and will be accessible for 30 days.

 Date: March 11, 2010
 Time: 10:00 AM CT

Listen via Internet: http://ir.standardparking.com/

Schedule this webcast into MS-Outlook calendar (click open when prompted): http://apps.shareholder.com/PNWOutlook/t.aspx?m=41229&k=79C4DB13

Standard Parking is a leading national provider of parking facility management, ground transportation and other ancillary services. The Company, with approximately 12,000 employees, manages approximately 2,200 facilities containing over one million parking spaces in more than 335 cities across the United States and four Canadian provinces, including parking-related and shuttle bus operations serving more than 60 airports.

CONTACT:  Standard Parking Corporation
          G. Marc Baumann, Executive Vice President and
           Chief Financial Officer
          (312) 274-2199
          mbaumann@standardparking.com